Exhibit 21
Subsidiaries of Registrant
As of December 31, 2006

Name	State or Jurisdiction of Incorporation or Organization
Cass & Co.	Cayman Islands
CDV I Incorporated	Delaware
Comerica AHOC, LLC	Delaware
Comerica Asset Holding Company, LLC	Delaware
Comerica Assurance Ltd.	Bermuda
Comerica Bank	Michigan
Comerica Bank & Trust, National Association	United States
Comerica (Bermuda), Ltd.	Bermuda
(f/k/a Comerica Trust Company of Bermuda, Ltd.)
Comerica California Preferred Capital, LLC	Delaware
Comerica Capital Advisors Incorporated	Delaware
Comerica Capital Markets Corporation	Michigan
Comerica Capital Trust I	Delaware
Comerica Capital Trust II	Delaware
Comerica Coastal Incorporated	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Equities Incorporated	Delaware
Comerica Financial Incorporated	Michigan
(f/k/a/ Comerica AutoLease, Inc.)
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc.	Michigan
Comerica Insurance Services, Inc.	Michigan
Comerica Insurance Services of Texas Incorporated	Texas
(f/k/a CMA Insurance Services, Inc.)
Comerica International Corporation	USA
Comerica Investments, LLC	Delaware
Comerica Investment Services, Inc.	Michigan
Comerica Leasing Corporation	Michigan
(f/k/a CMCA Lease, Inc.)
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Preferred Capital, LLC	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc.	Michigan
Comerica Texas Preferred Capital, LLC	Delaware
Comerica Trade Services Limited	Hong Kong
Comerica Ventures Incorporated	California

Name	State or Jurisdiction of Incorporation or Organization
(f/k/a Imperial Ventures, Inc.)
Comerica West Enterprises Incorporated	Delaware
Comerica West Financial Incorporated	Delaware
Comerica West Incorporated	Delaware
DFP Cayman LP	Cayman Islands
DFP Luxembourg S.A.	Luxembourg
Humphrey & Co.	Cayman Islands
Imperial Capital Trust I	Delaware
Imperial Management, Inc.	Delaware
(f/k/a Imperial Financial Group, Inc.)
International Place Acquisition I	Delaware
International Place Acquisition II	Delaware
International Place Acquisition III	Delaware
International Place Acquisition IV	Delaware
International Place Acquisition V	Delaware
International Place Acquisition VI	Delaware
International Place Acquisition VII	Delaware
Interstate Select Insurance Services, Inc.	California
NBF Reverse Exchange, LLC	Delaware
NBFRE 5, LLC	Delaware
NBFRE 6, LLC	Delaware
NBFRE 7, LLC	Delaware
NBFRE 8, LLC	Delaware
NBFRE 9, LLC	Delaware
NBFRE 10, LLC	Delaware
Pacific Bancard Association, Inc.	California
Professional Life Underwriters Services, Inc.	Michigan
Rica & Co., Ltd.	British Virgin Islands
ROC Technologies Inc.	Delaware
VRB Corp.	Michigan
WAM Holdings, Inc.	Delaware
WAM Holdings II, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan
World Asset Management, Inc.	Delaware